      As Filed with the Securities and Exchange Commission on July 1, 1997

                                                      Registration No. 333-02719
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                        Post Effective Amendment No. 1 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------

                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)

             OREGON                                  6711                            93-0810577
(State or other jurisdiction of           Primary Standard Industrial           (I.R.S. employer
incorporation or organization)            Classification Code Number            identification no.)



                        5335 S.W. MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 684-0884
            (Address, including zip code, telephone number, including
                  area code, of registrant's executive offices)

                           ---------------------------


                               VICTOR L. BARTRUFF
                      President and Chief Executive Officer
                               West Coast Bancorp
                        5335 S.W. Meadows Road, Suite 201
                            Lake Oswego, Oregon 97035
                                 (503) 684-0884
               (Name, address including zip code, telephone number
                   including area code, of agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                             STEPHEN M. KLEIN, ESQ.
                               Graham & Dunn, P.C.
                          1420 Fifth Avenue, 33rd Floor
                         Seattle, Washington 98101-2390
                                 (206) 624-8300



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                      DEREGISTRATION OF UNISSUED SECURITIES

         West Coast Bancorp's ("Bancorp") Registration Statement on Form S-4, declared effective on June 7, 1996, Commission File No. 333-02719 (the "Registration Statement"), provided for the issuance of up to 757,000 shares of Bancorp's common stock.

         These securities were registered for issuance in accordance with the Plan and Agreement of Reorganization and Merger dated February 15, 1996 (the "Merger Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Merger Agreement, 508,799 shares of Bancorp's common stock were exchanged, leaving 248,201 shares registered but unissued. No further securities are to be exchanged pursuant to the Merger Agreement. Accordingly, Bancorp hereby deregisters 248,201 shares not exchanged pursuant to the Merger Agreement.




                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on June 27, 1997.


                                           WEST COAST BANCORP
                                                (Issuer)




                                           By:  Victor L. Bartruff   *
                                                Victor L. Bartruff
                                                (President and Chief Executive
                                                Officer)










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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on this 27th day of June, 1997.

          SIGNATURE                                           TITLE


PRINCIPAL EXECUTIVE OFFICER


Victor L. Bartruff *                               President and Chief
------------------------------------               Executive Officer, Director
Victor L. Bartruff


PRINCIPAL FINANCIAL OFFICER


/s/ Donald A. Kalkofen                             Senior Vice President and
------------------------------------               Chief Financial Officer
Donald A. Kalkofen

*  A Majority of the Board of Directors


         Lester D. Green
         Gary D. Putnam
         Lloyd D Ankeny
         Phillip G. Bateman
         William B. Loch
         Jack E. Long
         C. Douglas McGregor
         Robert D. Morrison
         J. F. Ouderkirk





*By:  /s/ Donald A. Kalkofen
------------------------------------
  Donald A. Kalkofen
  (Attorney-in-Fact and Designated Agent
  for Service)















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